UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2008

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 20, 2008 Entertainment Distribution Company, Inc. (the “Company”) applied to The NASDAQ Stock Market (“NASDAQ”) to transfer the listing of the Company's common stock from The NASDAQ Global Market to The NASDAQ Capital Market effective July 2, 2008 (the “Transfer Application”).  On July 1, 2008 the Company received a letter from NASDAQ confirming that the Transfer Application was approved and that the Company will be afforded an additional 180 calendar days from July 2, 2008, or until December 29, 2008, to comply with the minimum bid price requirement contained in NASDAQ Marketplace Rule 4450(a)(5).  The Company’s common stock began trading on The NASDAQ Capital Market on July 2, 2008.  The Company’s common stock will continue to trade under the symbol “EDCI” and trading of the Company’s common stock will be unaffected by this change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.

Date: July 2, 2008	By:	/s/ Jordan M. Copland
Jordan M. Copland
Interim Chief Executive Officer and Chief Financial Officer